      As filed with the Securities and Exchange Commission on July 13, 2001

                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FASTNET CORPORATION
             (Exact name of Registrant as specified in its charter)


         Pennsylvania                                   23-2767197
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation of organization)

                         Two Courtney Place - Suite 130
                              3864 Courtney Street
                          Bethlehem, Pennsylvania 18017
                    (Address of Principal Executive Offices)

                  Amended and Restated Equity Compensation Plan
                            (Full title of the Plan)

                                Stephen A. Hurly
                      Chief Executive Officer and President
                               FASTNET Corporation
                         Two Courtney Place - Suite 130
                              3864 Courtney Street
                          Bethlehem, Pennsylvania 18017
                     (Name and Address of Agent for Service)

                                 (610) 266-6700
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                           RICHARD A. SILFEN, ESQUIRE
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

========================= ====================== ======================== ======================= =======================
                                                    Proposed maximum         Proposed maximum
 Title of securities to   Number of shares to      offering price per       Aggregate offering          Amount of
     be registered          be registered (1)             share                   price            registration fee (2)
------------------------- ---------------------- ------------------------ ----------------------- -----------------------
     Common stock,          1,000,000 shares             $0.905                  $905,000                $226.25
      no par value

========================= ====================== ======================== ======================= =======================

(1) This Registration Statement covers the additional shares of common stock of FASTNET Corporation which may be offered or sold pursuant to the Amended and Restated Equity Compensation Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate number of additional shares of common stock of the Company ("Common Stock") that may be issued to prevent dilution resulting from any future stock split, stock dividend or similar transaction involving an adjustment of the outstanding common stock.

(2) Estimated pursuant to Rules 457(h) and 457(c) under the Act, solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on July 6, 2001.

INCORPORATION OF DOCUMENTS BY REFERENCE.
----------------------------------------

         Pursuant to the General Instruction E of Form S-8, this Registration Statement is being filed in order to register 1,000,000 additional shares of Common Stock, no par value per share, of FASTNET Corporation (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to the Company's Equity Compensation Plan. The contents of the prior Registration Statement on Form S-8 as filed on August 4, 2000, Registration No. 333-43088 and currently effective, are incorporated by reference into this Registration Statement, to the extent not otherwise amended or restated by the contents hereof. The Company's Amended and Restated Equity Compensation Plan that provides for the increase in the additional shares is filed as Appendix A in the Form 14A Definitive Proxy Statement dated April 30, 2001.

         The Opinion and Consent of Morgan, Lewis & Bockius LLP and the Consent of Arthur Andersen LLP are attached hereto as Exhibits 5.1 and 23.2, and Exhibit 23.1, respectively.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethlehem, the Commonwealth of Pennsylvania, on the 13th day of July, 2001.


                                       FASTNET CORPORATION


                                       By: /s/ Stephen A. Hurly
                                           -------------------------------------
                                           Stephen A. Hurly
                                           Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature                                Title                                    Date

/s/ Stephen A. Hurly               Chief Executive Officer,                   July 13, 2001
------------------------------     President and Director
Stephen A. Hurly                   (Principal Executive Officer)

/s/ Stanley F. Bielicki            Chief Financial Officer (Principal         July 13, 2001
------------------------------     Financial Officer)
Stanley F. Bielicki

/s/ Sonny C. Hunt                  Director                                   July 13, 2001
------------------------------
Sonny C. Hunt

/s/ Douglas L. Michels             Director                                   July 13, 2001
------------------------------
Douglas L. Michels

/s/ R. Barry Borden                Director                                   July 13, 2001
------------------------------
R. Barry Borden

/s/ David J. Farber                Director                                   July 13, 2001
------------------------------
David J. Farber

/s/ Alan S. Kessman                Director                                   July 13, 2001
------------------------------
Alan S. Kessman

/s/ David K. Van Allen             Director                                   July 13, 2001
------------------------------
David K. Van Allen

                               FASTNET CORPORATION

                                  EXHIBIT INDEX


     EXHIBIT NUMBER        DESCRIPTION
     --------------        -----------
           5.1             Opinion of Morgan, Lewis & Bockius LLP
          23.1             Consent of Arthur Andersen LLP
          23.2             Consent of Morgan, Lewis & Bockius LLP (included
                           within Exhibit 5.1)